Exhibit 23.2

                                   Law Offices
                               GREENE & LEE, P.L.
                       111 NORTH ORANGE AVENUE, SUITE 1450
                             ORLANDO, FLORIDA 32801
                            TELEPHONE: (407) 648-1700
                            FACSIMILE: (407) 648-0071



                                December 4, 2006


Board of Directors
Emerging Markets Holdings, Inc. 309 Celtic Court
Oviedo, Florida 32765

Re: Emerging Markets Holdings, Inc.

Gentlemen:

         We have acted as counsel for Emerging Markets Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 500,000 Shares, each Share consisting of one share of common stock, par value $.0001 ("Common Stock"), to be sold to the public through Pacific Stock Transfer Company ("Pacific"), as transfer agent.

         We have reviewed the Registration Statement and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.


         Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective, the Shares, when issued by the Company and paid for in the manner contemplated by the prospectus contained in the Registration Statement, will be legally issued, fully paid and non-assessable.


         The opinions set forth herein are rendered as of the date hereof and are based solely upon Florida law including the statutory provisions, all provisions of the Florida Constitution and reported decisions interpreting those laws. We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


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        We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.


                                                Respectfully submitted,

                                                /s/ Greene & Lee, P.L.
                                                GREENE & LEE, P.L.


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